Supplemental Presentation November 2022 Nasdaq: ALR

Warning Concerning Forward-Looking Statements Note: Data throughout this presentation is unaudited and as of and for the three months ended September 30, 2022, unless otherwise noted. Also, statements about the industry and demographics relate to the United States. Throughout this presentation we show financial results of the senior living communities that we manage on behalf of DHC. Managed senior living communities' financial results do not represent our financial results and are included to provide supplemental information regarding the operating results and the financial conditions of the communities from which we earn management fees. This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and our actual results may differ materially from those contained in, or implied by, our forward- looking statements. Forward-looking statements in this presentation relate to various aspects of our business, including the implementation and anticipated effects of the restructuring steps recommended by Alvarez & Marsal (A&M), our ability to operate our senior living communities profitably, our anticipated uses of cash, funding available under our secured term loan facility, our ability to grow revenues at the senior living communities we manage and to increase the fees we earn from managing senior living communities, revenue composition and certain financial metrics, and the impact of labor shortages, inflation and supply chain challenges on our business. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, such as the impact of conditions in the economy and the capital markets on us and our customers, competition for older adult customers within the residential and lifestyle services businesses, older adults delaying or forgoing moving into senior living communities or purchasing lifestyle services from us, increases in our labor costs or in costs we pay for goods and services, delays in supply chain and price inflation, increases in tort and insurance liability costs, our operating and debt leverage, actual and potential conflicts of interest with our related parties, changes in Medicare or Medicaid policies and regulations, which could result in reduced Medicare or Medicaid rates, a failure of such rates to cover our costs or limit the scope or funding of either or both programs, or reductions in private insurance utilization and coverage, delays or non-payment of government payments to us, compliance with, and changes to, federal, state and local laws and regulations that could affect our services or impose requirements, costs and administrative burdens that may reduce our ability to profitably operate our business, our exposure to litigation and regulatory and government proceedings, ongoing healthcare reform efforts, including continued efforts by third-party payers to reduce costs, acts of terrorism, outbreaks of pandemics or other human-made or natural disasters, and the effects of the implementation of the repositioning of our residential management business and restructuring of our business based on the recommendations of A&M on our business and operations. For example: (a) challenging conditions continue to exist including inflation, high interest rates and geopolitical risks, and some forecasts expect worsening economic and market conditions, including a possible economic recession, and our business and operations is subject to substantial risks, many of which are beyond our control, as a result, our operations may not be profitable in the future and we may realize losses; (b) we may not successfully execute our growth initiatives; (c) we may not be able to successfully integrate, operate and profitably manage our senior living communities and deliver lifestyle services; (d) we cannot be sure that the terms of our management arrangements with Diversified Healthcare Trust (DHC) will achieve the anticipated benefit on our operating results and we may not enter into management arrangements with DHC or other owners for additional senior living communities; (e) our belief that the aging of the U.S. population and increasing life spans of older adults will increase demand for senior living communities and lifestyle services may not be realized or may not result in increased demand for our services; (f) our investments in our workforce and continued focus on reducing team member turnover may not be successful and may not result in the benefits we expect to achieve through such investments; (g) the costs of executing the repositioning of our residential management business may be more than we expect and we may not realize the benefits we anticipate from the repositioning of our residential management business; (h) we may not be able to achieve the objectives of the restructuring plan recommended by A&M, and it may take longer and cost more to complete the restructuring than we expect; (i) current inflationary pressures may continue or increase, which may significantly harm our business and results of operations; (j) our strategic arrangements or collaborations with third party service providers may not be successful and we may not realize the benefits we expect from these arrangements; (k) our sales and marketing initiatives may not succeed in increasing our revenues, and they may cost more than any increased revenues they may generate; (l) circumstances that adversely affect the ability of older adults or their families to pay for our services, such as economic downturns, weakening housing market conditions, higher levels of unemployment among our customers or their family members, lower levels of consumer confidence, stock market volatility and/or changes in demographics generally could affect the revenues and profitability of our business; (m) customers who pay for our services with their private resources may become unable to afford our services, resulting in decreased revenues; (n) the various federal and state government agencies that pay us for the services we provide to some of our customers are experiencing budgetary constraints and may lower the Medicare, Medicaid and other rates they pay us; (o) we may be unable to repay or refinance our debt obligations when they become due; (p) we believe that we have adequate financial resources to fund our business for at least the next 12 months, however, we have incurred in recent periods, and we may continue to incur in future periods, operating losses and we have a large accumulated deficit; (q) the amount of available borrowings under our term loan is subject to our having qualified collateral, accordingly, the available borrowings under our term loan at any time may be less than $95.0 million, as it was as of September 30, 2022, and the availability of borrowings under our term loan is subject to our satisfying certain financial covenants and other conditions that we may be unable to satisfy; (r) certain aspects of our operations and future growth opportunities that we may pursue in our business may require significant amounts of cash and require us to make significant capital expenditures, as a result, we may not have sufficient cash liquidity; (s) our actions and approach to managing our insurance costs, including our operating an offshore captive insurance company and self-insuring with respect to certain liability matters, may not be successful and could result in our incurring significant costs and liabilities that we will be responsible for funding; (t) contingencies in any applicable acquisition or sale agreements we have entered into, or may enter into, may not be satisfied and our applicable acquisitions or sales, and any related management arrangements we may expect to enter into or exit may not occur, may be delayed or the terms of such transactions or arrangements may change; and (u) the advantages we believe we may realize from our relationships with related parties may not materialize. Our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022, and our other filings with the Securities and Exchange Commission (SEC) identify other important factors that could cause differences from our forward-looking statements. The filings with the SEC of AlerisLife Inc. (ALR) are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including adjusted net loss, adjusted loss per diluted share or EPS and net general and administrative expenses. Reconciliations for these metrics to the most directly comparable U.S. generally accepted accounting principles (GAAP) metrics are included later in this presentation. We believe the non-GAAP financial measures included in this presentation are meaningful supplemental disclosures because they may help investors better understand changes in our operating results and ability to meet financial obligations or service debt, make capital expenditures and expand our business. We also believe that these non-GAAP financial measures may help investors better understand our financial performance, including by allowing investors to compare our performance between periods and against the performance of other companies on both a GAAP and non-GAAP basis. Our management uses these non-GAAP financial measures to evaluate our financial performance and compare it over time and against competitors. These measures should not be considered as alternatives to net income (loss), net income (loss) per share or operating (loss) income, as indicators of our operating performance or as measures of our liquidity. Also, these non-GAAP measures as presented may not be comparable to similarly titled amounts calculated by other companies. 2

ALR Q3 2022 OBSERVATIONS • Residential quarter-end occupancy at our 140 comparable owned and managed communities at September 30, 2022 increased 270 basis points (bps) to 77.2% year over year and 180 bps sequentially. • September net move in volume of 91 increased by approximately 40.0% when compared to December 2021. • RevPAR at our comparable owned communities for the quarter increased 9.4% sequentially and 19.0% year over year to $2,801. • RevPAR at our comparable managed communities for the quarter increased 4.0% sequentially and 8.8% year over year to $3,200. • Labor costs ◦ Base labor costs continue to increase at our senior living communities on a sequential basis and year over year basis as a result of the combination of filling positions that were previously vacant and the investments made in wages to remain market competitive. As a result of this effort to fill previously vacant positions, we have experienced a slight decline in overall temporary agency usage at our senior living communities ◦ Both inflation and supply chain challenges continue to result in increased costs primarily related to food, utilities and repair and maintenance on a year over year basis in addition to labor costs. Revenue Cost 3 • Based on A&M's operational review, on August 3, 2022, ALR announced a restructuring plan in which it intends to reduce costs annually by approximately $2.0 million, net of investments to be made of approximately $3.3 million. ALR expects to complete this restructuring by the middle of 2023. As of the date of this presentation, ALR made the following progress with respect to the restructuring plan: ◦ Aligned several functions, including sales, marketing, clinical and resident programming, under the national operations support function; ◦ Deployed sales support functions to directly support community level sales directors to focus on improved tour to move-in conversion rate; ◦ Appointed a Chief Financial Officer, effective September 19, 2022, and a Chief Operating Officer, effective October 17, 2022. In addition, we continue to invest in the sales and marketing function, including hiring a Vice President of Marketing, effective October 3, 2022, and five sales directors; and ◦ Implemented approximately $2.6 million of labor and non-labor annual cost savings, net of approximately $1.8 million in labor investments. • In addition to the restructuring plan, management achieved further cost savings of $4.9 million from the elimination of certain unfilled positions. Alvarez & Marsal Project Status

BUSINESS AT A GLANCE AS OF SEPTEMBER 30, 2022 4

RESIDENTIAL SEGMENT

Residential Unit Mix at September 30, 2022 — Strategically Focused on Choice Based Product

	Independent Living (IL) and Active Adult (AA)		Assisted Living (AL)		Memory Care (MC)		Total Units	% of Total Units
Managed [1]	9,856 [2]	55%	6,486	36%	1,547	9%	17,889	**90%**
Owned	566	27%	1,248	60%	270	13%	2,084	**10%**
Total Units	**10,422**		**7,734**		**1,817**		**19,973**	**100%**
% of Total Units	**52%**		**39%**		**9%**		**100%**	



Average Occupancy
80.0%
70.0%
60.0%
Sep '21
Oct '21
Nov '21
Dec '21
Jan '22
Feb '22
Mar '22
Apr '22
May '22
Jun '22
Jul '22
Aug '22
Sep '22
Comparable Owned (3)
Comparable Managed (3)

Comparable Results [3]

	Sep '21	Oct '21	Nov '21	Dec '21	Jan '22	Feb '22	Mar '22	Apr '22	May '22	Jun '22	Jul '22	Aug '22	Sep '22
Owned Revenue (in 000's)	$4,913	$4,983	$4,980	$4,834	$5,085	$5,215	$5,094	$5,239	$5,311	$5,515	$5,753	$5,780	$5,986
Owned RevPar	$2,341	$2,374	$2,371	$2,302	$2,421	$2,483	$2,426	$2,495	$2,544	$2,643	$2,757	$2,774	$2,872
Managed Revenue [4] (in 000's)	$52,513	$52,090	$51,796	$51,843	$53,266	$54,685	$54,589	$54,269	$55,183	$55,730	$56,530	$57,095	$58,074
Managed RevPar	$2,934	$2,909	$2,893	$2,897	$2,976	$3,055	$3,050	$3,032	$3,084	$3,115	$3,160	$3,192	$3,246

(1) Managed on behalf of DHC.
(2) Includes one active adult (AA) community with 169 units. Effective October 31, 2022, we ceased managing this AA community.
(3) Comparable results includes financial data for 20 owned senior living communities and 120 managed senior living communities that ALR has continuously owned or managed and operated through its Five Star brand since July 1, 2021, exclusive of 1,532 skilled nursing facility, or SNF, living units that have been closed in 27 Continuing Care Retirement Communities, or CCRCs.
(4) Managed revenue represents financial data of senior living communities managed for DHC and does not represent revenues of ALR. Managed revenue is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.

5

• Our sales lead volume for the month of October 2022 was 7,892, an increase of 170 bps from September 2022. • Our tour volume was 2,242 for the month of October 2022, an increase of 380 bps from September 2022. • Our year-to-date conversion rate as of October 31, 2022 has increased 90 bps to 26.9% from October 2021. • As of September 30, 2022, the average length of stay is 3.9 years per resident. # o f To ur s C onversion R ate Tours Conversion Sep '21 Oct '21 Nov '21 Dec '21 Jan '22 Feb '22 Mar '22 Apr '22 May '22 Jun '22 Jul '22 Aug '22 Sep '22 — 500 1,000 1,500 2,000 2,500 0.0% 10.0% 20.0% 30.0% 40.0% Move-Ins Sept. 2022 YoY Change: +38.6% Conversions Sept. 2022 YoY Change: 24.0% RESIDENTIAL OPERATIONS UPDATE 6 Move-In Count Move-Out Count Sep '21 Oct '21 Nov '21 Dec '21 Jan- 22 Feb '22 Mar '22 Apr '22 May '22 Jun '22 Jul '22 Aug '22 Sep '22 -600 -400 -200 0 200 400 600 800 Move-Outs Sept. 2022 YoY Change: -6.8% Tour Volume and Conversion Move-Ins and Move-Outs

C ap ex C apex as a % of R evenue 11.4% 29.0% 15.8% 14.5% 17.1% Capex Spend per Revenue Sep '21 Dec '21 Mar '22 Jun '22 Sep '22 $— $10,000 $20,000 $30,000 $40,000 $50,000 —% 10.0% 20.0% 30.0% • $3.8 million and $29.3 million of capex deployed for the three months ended September 30, 2022 primarily for upgrades and reinvestment in the owned and managed communities, respectively. DHC funds capex for the managed communities. S pe nd C apex as a % of R evenue 18.2% 38.9% 14.8% 17.9% 21.5% Capex (in 000's) Spend per Unit Spend per Revenue Sep '21 Dec '21 Mar '22 Jun '22 Sep '22 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 —% 10.0% 20.0% 30.0% 40.0% 50.0% 7 INVESTMENT IN RESIDENTIAL SEGMENT Owned Quarterly Capex Spend & Spend per Revenue Dollars Managed Quarterly Capex Spend & Spend per Revenue Dollars (in thousands) S pe nd p er u ni t Spend per Unit Construction Mgmt. Fee (in 000's) Sep '21 Dec '21 Mar '22 Jun '22 Sep '22 $— $1,000 $2,000 $3,000 $4,000 Managed Quarterly Capex Spend per Unit & Construction Management Fees

(1) The decrease in Q4 2021 in outpatient rehabilitation locations was due primarily to the closure of 17 Ageility outpatient rehabilitation locations in senior living communities that were transitioned to new operators or closed. (2) CAGR represents the annualized growth rate of the number of Ageility outpatient rehabilitation locations determined by net new outpatient rehabilitation locations for the period from September 30, 2017 through September 30, 2022. (3) Represents the average number of Ageility customers divided by average total occupancy at each of the senior living communities where we operate Ageility outpatient rehabilitation locations. Occupancy is defined as the average total number of residents residing at the senior living communities. N um be r of L oc at io ns 223 205 201 202 203 Five Star Communities Non-Five Star Communities Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 0 50 100 150 200 250 Number of Outpatient Locations and Affiliation 135 136 136 142 146 Outpatient Visits Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 0 50 100 150 200 Comparable Outpatient Visits (amounts in thousands) O cc up an cy C aseload % Caseload % Occupancy Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 0 50 100 150 20.0% 22.0% 24.0% 26.0% 28.0% 30.0% Caseload as a % of Occupancy(3) LIFESTYLE SERVICES SEGMENT (1) 45% 48% 55% 52% 8 47% 53%53% 47% Outpatient rehabilitation location openings have a 5-year CAGR(2) of 18.2% 46% 54%

LIFESTYLE SERVICES SEGMENT CONTINUED 9 Lo ca tio ns O pe ne d Total C ost Cost to open per location Locations Opened Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 0 2 4 6 8 $0 $5,000 $10,000 $15,000 Total Average Cost to Open per Location Ef fic ie nc y Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 60.0% 65.0% 70.0% 75.0% 80.0% Labor Efficiency • Labor efficiency is calculated by dividing billable labor hours by total labor hours. • The labor efficiency is an important metric as it shows the percentage of labor time that is billable. • The total cost per location measures the total average cost to open a new location. • With the new therapist in private practice (TPP) model, Ageility is able to provide therapy services in patients' homes, both within and outside of senior living communities, further reducing our up front costs for new locations.

FINANCIAL OVERVIEW

Liquidity

As of September 30, 2022:

- $83.7 million of available liquidity
  - $79.1 million of unrestricted cash and cash equivalents on hand.
  - Of the $12.0 million available on the Loan (defined below) for capital improvements for senior living communities we own, $4.6 million is currently available.
- $67.6 million of outstanding debt.
  - $61.1 million related to the senior secured term loan, or the Loan.
    - Subject to achieving certain financial targets, we may receive an incremental $10.0 million of debt proceeds pursuant to the Loan agreement in 2023 and 2024.
  - $6.5 million related to a mortgage note, maturing in 2032.

Uses of Cash
(amounts in ones)

1. Reinvestment in Owned Communities
   - The average investment for our owned portfolio was approximately $1,808 per unit for Q3 2022 and $4,252 per unit for the year.
2. Expansion of Ageility Rehabilitation and Locations
   - Opened 6 new clinics in Q3 2022, with an average cost of $22.

Restructuring Project

1. Aligned several functions, including sales, marketing, clinical and resident programming, under the national operations support function,
2. Deployed sales support functions to directly support community level sales directors to focus on improved tour to move-in conversion rate,
3. Appointed a Chief Financial Officer, effective September 19, 2022, and a Chief Operating Officer, effective October 17, 2022. In addition, we continue to invest in the sales and marketing function, including hiring a Vice President of Marketing, effective October 3, 2022, and five sales directors; and
4. Implemented approximately $2.6 million of labor and non-labor annual cost savings, net of approximately $1.8 million in labor investments.
5. In addition to the restructuring plan, management achieved further cost savings of $4.9 million from the elimination of certain unfilled positions.

Adjusted Net Loss and Adjusted EPS (1)
In thousands, except per share amounts

	3Q '21	4Q '21	1Q '22	2Q '22	3Q '22
Net Loss	$(10,201)	$(10,737)	$(9,730)	$(8,805)	$(8,508)
Adj. Net Loss	$(7,368)	$(9,708)	$(10,050)	$(7,266)	$(7,290)
Diluted EPS	$(0.32)	$(0.34)	$(0.31)	$(0.28)	$(0.27)
Adj. Diluted EPS	$(0.23)	$(0.31)	$(0.32)	$(0.23)	$(0.23)

(1) See slide 15 for calculation of adjusted Net Loss and adjusted EPS and reconciliations of these amounts to net loss and net loss EPS determined in accordance with GAAP, respectively.

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APPENDIX 11

Appendix Three Months Ended September 30, 2022 September 30, 2021 Revenues Lifestyle services $ 14,546 $ 15,382 Residential 17,514 16,320 Residential management fees 9,477 11,220 Total management and operating revenues 41,537 42,922 Reimbursed community-level costs incurred on behalf of managed communities 137,768 177,231 Other reimbursed expenses 3,354 5,678 Total revenues 182,659 225,831 Other operating income 2 — Operating Expenses Lifestyle services expenses 14,562 13,536 Residential wages and benefits 10,156 8,547 Other residential operating expenses 5,804 7,184 Community-level costs incurred on behalf of managed communities 137,768 177,231 General and administrative 17,015 21,817 Restructuring expenses 1,570 1,220 Depreciation and amortization 3,088 2,983 Total operating expenses 189,963 232,518 Other expense (1,175) (3,678) Loss before income taxes (8,477) (10,365) (Provision) benefit for income taxes (31) 164 Net loss $ (8,508) $ (10,201) CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (in thousands) (unaudited) 12

Q3 '21 Q4 '21 Q1 '22 Q2 '22(3) Q3 '22(3) General and administrative expenses (1) $ 21,817 $ 18,762 $ 18,192 $ 17,844 $ 17,015 Less: other reimbursements (2) 4,865 2,889 3,750 3,291 3,352 Net general and administrative expenses $ 16,952 $ 15,873 $ 14,442 $ 14,553 $ 13,663 Sequential Change (4.2) % (6.4) % (9.0) % 0.8% (6.1) % Total management and operating revenues $ 42,922 $ 39,991 $ 38,457 $ 39,710 $ 41,537 Sequential Change (8.2) % (6.8) % (3.8) % 3.3% 4.6 % Gross G&A as a % of total management and operating revenue 50.8% 46.9% 47.3% 44.9% 41.0 % Net G&A as a % of total management and operating revenues 39.5% 39.7% 37.6% 36.6% 32.9% (1) Reflects gross general and administrative expenses as presented on our Condensed Consolidated Statements of Operations, inclusive of other reimbursements as defined in the footnote below. These other reimbursements are presented as revenue on our Condensed Consolidated Statements of Operations. (2) Other reimbursements represent reimbursements that arise from certain centralized services we provide pursuant to our management agreements with DHC and are presented exclusive of restructuring related reimbursements in connection with the repositioning of our residential management business. Specifically for Q3 2021, Q4 2021, Q2 2022, and Q3 2022, reimbursements exclude $813, $966, $474 and $2, respectively, of restructuring related expenses which were reimbursed by DHC and those amounts are included in general and administrative expenses and net general and administrative expenses. (3) Includes $1,319 of separation costs related to the separation of our former President and Chief Executive Officer during the second quarter of 2022, and $704 and $574 related to the operational review by A&M, both of which are included in general and administrative expenses in the condensed consolidated statements of operations for Q2 2022 and Q3 2022, respectively. Appendix 13 GROSS VS. NET GENERAL AND ADMINISTRATIVE EXPENSES (dollars in thousands) (unaudited) U ni ts G ross G & A Expense Managed Owned and Leased G&A Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 — 5,000 10,000 15,000 20,000 25,000 30,000 — 10,000 20,000 30,000 G&A Expense per Senior Living Unit (1) $ $ $

(1) CapEx spend by segment represents amounts paid related to the acquisition of property and equipment of ALR and does not reflect amounts paid for the acquisition of property and equipment on behalf of and reimbursed by DHC. Three Months Ended September 30, 2022 September 30, 2021 Residential (owned communities): Development, redevelopment and other activities $ 1,920 $ 508 Building improvements 1,849 2,251 Total residential 3,769 2,759 Lifestyle services: New location openings — 36 Recurring location investments 44 42 Total lifestyle services 44 78 Corporate and other 86 38 Total CapEx spend $ 3,899 $ 2,874 Residential (owned communities): Number of units 2,084 2,099 Development, redevelopment and other activities spend per unit $ 921 $ 242 Building improvements spend per unit $ 887 $ 1,073 Lifestyle services: Number of clinics and locations, beginning of period 212 228 Number of new locations opened 6 5 Number of locations closed 7 — Number of net new locations (1) 5 Number of clinics and locations, end of period 211 233 New location opening spend per location $ — $ 7,233 Recurring investment per location $ 215 $ 183 Appendix CAPEX SPEND BY SEGMENT (1) (dollars in thousands, except per unit and location data) (unaudited) 14

(1) Includes funds received under the CARES Act and other government grants. (2) The above non-GAAP adjustments are shown net of tax calculated at a statutory tax rate of 25.9% (combined federal of 21.0% and state of 4.9%) and 23.7% (combined federal of 21.0% and state of 2.7%) for the three months ended September 30, 2022 and 2021, respectively. The company is currently in a net tax loss carry forward position. The company’s effective rate was 1.7% and (1.6)% for the three months ended September 30, 2022 and 2021, respectively. The statutory rate was used to provide a more effective comparison to other reporting companies. (3) Costs incurred related to the comprehensive operational review by A&M which are included in general and administrative expenses in the condensed consolidated statements of operations. (4) Costs incurred implementing the repositioning of our residential management business recognized in the three months ended September 30, 2022 and 2021, net of amounts reimbursed from DHC of $2 and $813, respectively, and costs incurred related to the restructuring plan implemented as a result of the A&M operational review in the three months ended September 30, 2022. Three Months Ended September 30, 2022 (1) September 30, 2021 Net loss, loss per diluted share $ (8,508) $ (0.27) $ (10,201) $ (0.32) Adjustments, net of tax (2): (Gain) loss on termination of leases (369) 2,520 Transaction costs(3) 425 — Restructuring expenses (4) 1,162 313 Adjusted loss, adjusted loss per diluted share $ (7,290) $ (0.23) $ (7,368) $ (0.23) Appendix NET LOSS AND ADJUSTED NET LOSS (in thousands, except per share amounts) (unaudited) 15

Nine Months Ended September 30, 2022 September 30, 2021 CASH FLOW FROM OPERATING ACTIVITIES: Net loss $ (27,043) $ (19,188) Adjustments to reconcile net loss to net cash (used in) provided by operating activities: Other non-cash expense adjustments, net 12,787 11,491 Changes in assets and liabilities (1) (30,387) 9,497 Net cash (used in) provided by operating activities (44,643) 1,800 CASH FLOW FROM INVESTING ACTIVITIES: Acquisition of property and equipment (1) (13,201) (7,350) Purchases of debt and equity investments (1,334) (231) Proceeds from sale of debt and equity investments 7,824 2,035 Net cash used in investing activities (6,711) (5,546) CASH FLOW FROM FINANCING ACTIVITIES: Net proceeds from borrowings 60,563 — Repayments of borrowings (327) (308) Repayments of finance lease principal (387) (600) Payment of employee tax obligations on withheld shares — (3) Net cash provided by (used in) financing activities 59,849 (911) Increase (decrease) in cash and cash equivalents and restricted cash and restricted cash equivalents 8,495 (4,657) Cash and cash equivalents and restricted cash and restricted cash equivalents at beginning of period 92,939 109,597 Cash and cash equivalents and restricted cash and restricted cash equivalents at end of period $ 101,434 $ 104,940 Reconciliation of cash and cash equivalents and restricted cash and cash equivalents: Cash and cash equivalents $ 79,126 $ 80,188 Current restricted cash and cash equivalents 21,317 23,615 Other restricted cash and cash equivalents 991 1,137 Cash and cash equivalents and restricted cash and cash equivalents at end of period $ 101,434 $ 104,940 Appendix CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (in thousands) (unaudited) 16 (1) Changes in assets and liabilities and acquisition of property and equipment for the three months ended September 30, 2021 reflect reclassification adjustments of certain DHC reimbursements from the prior period to conform to the current period presentation.

COMPARABLE COMMUNITIES AND OUTPATIENT LOCATIONS [1]

(in thousands) (unaudited)

	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Lifestyle Services					
Ageility outpatient locations	185	185	185	185	185
Lifestyle services revenues	$ 12,823	$ 12,892	$ 11,533	$ 12,057	$ 12,183
Lifestyle services expenses	11,563	11,621	11,251	12,095	12,291
Operating income (loss)	1,260	1,271	282	(38)	(108)
Operating margin	9.8 %	9.9 %	2.4 %	(0.3)%	(0.9)%
Residential - owned					
Number of communities	20	20	20	20	20
Number of units	2,099	2,100	2,100	2,087	2,084
Average occupancy	70.4 %	72.0 %	71.0 %	72.5 %	76.0 %
RevPAR	$ 2,354	$ 2,349	$ 2,443	$ 2,560	$ 2,801
Residential revenue	14,829	14,797	15,393	16,066	17,519
Residential wages and benefits	7,760	8,524	8,640	9,158	10,149
Other residential operating expenses	5,763	7,828	7,088	5,416	5,939
Other expenses and adjustments [2]	4,917	2,946	3,394	4,728	4,221
Operating loss	(3,611)	(4,501)	(3,729)	(3,236)	(2,790)
Operating margin	(24.4)%	(30.4)%	(24.2)%	(20.1)%	(15.9)%

(1) Financial results includes data for 20 owned senior living communities, 120 managed senior living communities and 185 outpatient rehabilitation locations that we have continuously owned or managed since July 1, 2021. The summary of operations for comparable communities and locations excludes (i) 1,532 skilled nursing facility, or SNF, living units that were closed in 27 continuing care retirement communities, or CCRCs and (ii) eight Ageility inpatient rehabilitation clinics. Excludes Provider Relief Funds under the CARES Act, and other government grants recognized as other income.

(2) Includes depreciation expense and the elimination of benefits or expenses received from our captive insurance company.

Appendix

17

COMPARABLE COMMUNITIES AND OUTPATIENT LOCATIONS [(1)] - CONTINUED

(in thousands) (unaudited)

	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Residential - Managed					
Number of communities	120	120	120	120	120
Number of units	17,899	17,899	17,899	17,886	17,889
Average occupancy	73.4 %	74.1 %	74.1 %	74.1 %	75.3 %
RevPAR	$ 2,941	$ 2,900	$ 3,027	$ 3,077	$ 3,200
Community Revenues [(2)]	$ 158,508	$ 155,798	$ 162,540	$ 165,182	$ 171,700
Residential management fees	8,510	9,124	8,930	8,970	9,478

(1) Financial results includes data for 20 owned senior living communities, 120 managed senior living communities and 185 outpatient rehabilitation locations that we have continuously owned or managed since July 1, 2021. The summary of operations for comparable communities and locations excludes (i) 1,532 SNF living units that were closed in 27 CCRCs and (ii) eight Ageility inpatient rehabilitation clinics. Excludes Provider Relief Funds under the CARES Act, and other government grants recognized as other income.

(2) Community revenues represent financial data of senior living communities managed for DHC and does not represent financial results of ALR. Managed senior living communities' data is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.

Appendix 18

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